KENNEDY WILSON

SHELBOURNE HOTEL
OYSTER BAR

Q1 2017 EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL INFORMATION

Kennedy-Wilson Holdings, Inc.
Supplemental Financial Information
For the Quarter Ended March 31, 2017

Cover
The property depicted on the cover of this earnings release and supplemental financial information is The Shelbourne Hotel, Dublin, Ireland.

Certain terms used in this release are defined below under the caption "Common Definitions". Certain information included in this release constitutes non-GAAP financial measures. For a definition of the non-GAAP financial measures used in this release, see "Common Definitions" below, and for a reconciliation of those measures to their most comparable GAAP measure, see the tables set forth in the Company's supplemental financial information available at www.kennedywilson.com

Contact: Daven Bhavsar, CFA
Director of Investor Relations
(310) 887-3431
dbhavsar@kennedywilson.com	151 S. El Camino Drive
www.kennedywilson.com	Beverly Hills, CA 90212

NEWS RELEASE

KENNEDY WILSON REPORTS FIRST QUARTER 2017 RESULTS
BEVERLY HILLS, Calif. (May 4, 2017) - Kennedy-Wilson Holdings, Inc. (NYSE: KW) today reported results for 1Q-2017:

	1Q
(Amounts in millions, except per share data)	2017	2016
GAAP Results
GAAP Net Income (Loss) to Common Shareholders	$0.8	($7.4)
Per Diluted Share	—	(0.07)

Non-GAAP Results
Adjusted EBITDA	$77.3	$71.8
Adjusted Net Income	42.7	38.3

"In the first quarter, we advanced several of our key initiatives by driving our share of property NOI higher by 10% and further disposing of non-income producing assets" said William McMorrow, chairman and CEO of Kennedy Wilson. “Additionally, on April 24th, we announced the proposed combination with Kennedy Wilson Europe Real Estate PLC (LSE: KWE), which will significantly improve our recurring cash flow profile and enhances our ability to generate attractive risk-adjusted returns for our shareholders."
1Q Highlights

•	Growth in Recurring NOI: Kennedy Wilson's share of 1Q Property NOI grew by $6 million or 10% to $63 million from 1Q-2016.

•	Strong Same Property Performance[1] : The 1Q change in same property multifamily and commercial real estate are as follows:

	1Q - 2017 vs 1Q - 2016
	Occupancy	Revenue	NOI
Multifamily	(0.1)%	7.3%	7.4%
Commercial	1.0%	4.0%	4.7%

•
Investment into Revenue Generating Capex: The Company's share of cash invested into various multifamily, commercial, and residential value-add capex initiatives was $22 million during 1Q-2017 compared to $18 million during 1Q-2016.

•	Decrease in Gains: The Company’s share of gains were $23.4 million for 1Q-2017, a decrease of $3.8 million from 1Q-2016.

•
KWE: KWE completed 36 commercial lease transactions 15% above in-place rents, including completing the largest rent review with Telegraph Media Group at 111 Buckingham Palace Road in London, which delivered 21% growth above in-place rents. KWE ended the quarter with estimated annualized NOI of $203 million and occupancy of 93.4% with a weighted-average lease term of 7.3 years. As of March 31, 2017, Kennedy Wilson owned 23.65% of the share capital of KWE.

Investments business

•	Investment Transactions: The Company, together with its equity partners (including KWE) completed the following investment transactions:

($ in millions)	Gross	Kennedy Wilson's Share
1Q - 2017	Aggregate Purchase/Sale Price	Income Producing	Non-income Producing	Total	NOI	KW Cap Rate(1)
Acquisitions(2)	$272.0	$91.2	$7.1	$98.3	$4.3	4.7%
Dispositions(3)	149.9	43.4	21.6	65.0	3.4	6.7%
Total Transactions	$421.9			$163.3
*Please see footnotes at the end of the earnings release
Investment Management and Real Estate Services Business
This segment earns fees primarily from its investment management business along with its real estate services activities. The Company's Investment Management and Real Estate Services segment reported the following results:

	1Q
($ amounts in millions)	2017	2016
GAAP Results
Investment Management, Property Services, and Research Fees	$17.5	$19.1

Non-GAAP Results
Adjusted Fees(1)(2)	$27.6	$30.0
Adjusted EBITDA	13.3	12.9
Please see footnotes at the end of the earnings release.
Share Repurchase
As of March 31, 2017, the Company has repurchased and retired 2.5 million shares for an aggregate purchase price of $52 million out of its $100 million authorization that runs through February 2018. Future purchases under the program may be made in the open market, in privately negotiated transactions or otherwise, with the amount and timing of the repurchases depending on market conditions and subject to the Company's discretion and compliance with applicable rules and regulations.
Foreign Currency Fluctuations and Hedging
For 1Q-2017, changes in foreign currency rates reduced consolidated revenue by 7% and Adjusted EBITDA by 3% compared to foreign currency rates as of March 31, 2016. During the quarter, the net increase in shareholder's equity related to fluctuations in foreign currency and related hedges (in the GBP, EUR and JPY) was $5.4 million.

Subsequent Events
On April 24, 2017, the Company announced that Kennedy Wilson and KWE had reached agreement on the terms of a recommended combination, which the Company believes will create a leading real estate investment and asset management platform. As a result of the transaction, KWE will become a wholly owned subsidiary of KW. The transaction will be effected by means of a court-sanctioned scheme of arrangement under Article 125 of the Companies (Jersey) Law 1991. The transaction is expected to close in 3Q-2017 and is subject to customary closing conditions including, among other things, receipt of KW and KWE shareholder approval. For more information, please refer to Form 8-K filed with the SEC on April 24, 2017 and available at kennedywilson.com.

In April, the Company and its partner sold a 28-acre residential land parcel in Southern California. The land was originally acquired in 2014, after which an extensive entitlement process was completed. The Company received $29 million of proceeds for this non-income producing asset, compared to a cash basis of $21 million, and continues to own, along with its partner, an adjacent entitled five-acre retail parcel.

Subsequent to 1Q-2017, the Company and its equity partner entered into a contract to sell an office building in Los Angeles, California for $69 million, in which the Company has a 52.5% ownership interest. The Company is also under contract to acquire a wholly-owned office building in greater Bellevue, Washington for $153 million. The net result of these two transactions are expected to increase the Company's share of annual Property NOI by $10 million. These transactions are subject to certain closing conditions and there can be no assurances that we will complete them.

Footnote for same property results table
(1) As defined in the "common definitions" section below.

Footnotes for investment transactions table
(1) KW Cap rate includes only stabilized income-producing properties. Please see "common definitions" for a definition of cap rate.
(2) There were no acquisitions by KWE during the three months ended March 31, 2017.
(3) The three months ended March 31, 2017 includes $14.0 million of dispositions by KWE.

Footnotes for IMRES performance table
(1) Adjusted fees earned from KWE were $4.8 million and $5.8 million for the three months ended March 31, 2017 and 2016, respectively. Adjusted Fees excludes non-controlling interest.
(2) Adjusted fees includes $7.2 million and $7.5 million for the three months ended March 31, 2017 and 2016, respectively, of fees eliminated in consolidation.

Conference Call and Webcast Details
Kennedy Wilson will hold a live conference call and webcast to discuss results at 7:00 a.m. PT/ 10:00 a.m. ET on Friday, May 5. The direct dial-in number for the conference call is (866) 807-9684 for U.S. callers and (412) 317-5415 for international callers.
A replay of the call will be available for one week beginning two hours after the live call and can be accessed by (877) 344-7529 for U.S. callers and (412) 317-0088 for international callers. The passcode for the replay is 10104971.
The webcast will be available at:  http://services.choruscall.com/links/kw170505cjDAhxki.html. A replay of the webcast will be available one hour after the original webcast on the Company’s investor relations web site for three months.
A copy of this earnings release and supplemental financial information will be made available on KW’s website at ir.kennedywilson.com. For the avoidance of doubt, the contents of that website are not incorporated into and do not form part of this announcement.

About Kennedy Wilson
Kennedy Wilson (NYSE:KW) is a global real estate investment company.  We own, operate, and invest in real estate both on our own and through our investment management platform.  We focus on multifamily and commercial properties located in the Western U.S., UK, Ireland, Spain, Italy and Japan. To complement our investment business, the Company also provides real estate services primarily to financial services clients. For further information on Kennedy Wilson, please visit www.kennedywilson.com.

Forward-Looking Statements
Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as "believe," "anticipate," "estimate," "intend," "may," "could," "plan," "expect," "project" or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties may include the factors and the risks and uncertainties described elsewhere in this report and other filings with the Securities and Exchange Commission (the "SEC"), including the Item 1A. "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2016, as amended by our subsequent filings with the SEC. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed in our filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.
Common Definitions
·     “KWH,” "KW," “Kennedy Wilson,” the "Company," "we," "our," or "us" refers to Kennedy-Wilson Holdings, Inc. and its wholly-owned subsidiaries. The consolidated financial statements of the Company include the results of the Company's consolidated subsidiaries (including KWE).
·    “KWE” refers to Kennedy Wilson Europe Real Estate plc, a London Stock Exchange-listed company that we externally manage through a wholly-owned subsidiary.  In our capacity as external manager of KWE, we are entitled to receive certain (i) management fees equal to 1% of KWE’s adjusted net asset value (EPRA NAV), half of which are paid in cash and the remainder of which is paid are KWE shares; and (ii) performance fees, all of which are paid in KWE shares.  In accordance with U.S. GAAP, the results of KWE are consolidated in our financial statements.  We own an approximately 23.65% equity interest in KWE as of March 31, 2017, and throughout this release and supplemental financial information, we refer to our pro-rata ownership stake (based on our 23.65% equity interest or weighted-average ownership interest during the period, as applicable) in investments made and held directly by KWE and its subsidiaries.

·
"Acquisition-related gains" consist of non-cash gains recognized by the Company or its consolidated subsidiaries upon a GAAP -required fair value measurement due to a business combination. These gains are typically recognized when a loan is converted into consolidated real estate owned and the fair value of the underlying real estate at the time of conversion exceeds the basis in the previously held loan. These gains also arise when there is a change of control of an investment. The gain amount is based upon the fair value of the Company’s or its consolidated subsidiaries' equity in the investment in excess of the carrying amount of the equity immediately preceding the change of control.

·    “Adjusted EBITDA” represents net income before interest expense, our share of interest expense included in income from investments in unconsolidated investments, depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments, loss on early extinguishment of corporate debt and income taxes, share-based compensation expense for the Company and EBITDA attributable to noncontrolling interests.

Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.  Our management uses Adjusted EBITDA to analyze our business because it adjusts net income for items we believe do not accurately reflect the nature of our business going forward or that relate to non-cash compensation expense or noncontrolling interests. Such items may vary for different companies for reasons unrelated to overall operating performance. Additionally, we believe Adjusted EBITDA is useful to investors to assist them in getting a more accurate picture of our results from operations. However, Adjusted EBITDA is not a recognized measurement under GAAP and when analyzing our operating performance, readers should use Adjusted EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, Adjusted EBITDA is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not remove all non-cash items (such as acquisition-related gains) or consider certain cash requirements such as tax and debt service payments. The amount shown for Adjusted EBITDA also differs from the amount calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.
·     “Adjusted fees’’ refers to Kennedy Wilson’s gross investment management, property services and research fees adjusted to include fees eliminated in consolidation and Kennedy Wilson’s share of fees in unconsolidated service businesses. Our management uses Adjusted fees to analyze our investment management and real estate services business because the measure removes required eliminations under GAAP for properties in which the Company provides services but also has an ownership interest. These eliminations understate the economic value of the investment management, property services and research fees and makes the Company comparable to other real estate companies that provide investment management and real estate services but do not have an ownership interest in the properties they manage. Our management believes that adjusting GAAP fees to reflect these amounts eliminated in consolidation presents a more holistic measure of the scope of our investment management and real estate services business.
·     “Adjusted Net Asset Value’’ is calculated by KWE as net asset value adjusted to include properties and other investment interests at fair value and to exclude certain items not expected to crystallize in a long-term investment property business model such as the fair value of financial derivatives and deferred taxes on property valuation surpluses.
·   “Adjusted Net Income” represents net income before depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments, share-based compensation and net income attributable to noncontrolling interests, before depreciation and amortization.  Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·   “Cap rate” represents the net operating income of an investment for the year preceding its acquisition or disposition, as applicable, divided by the purchase or sale price, as applicable.  Cap rates set forth in this presentation only includes data from income-producing properties. We calculate cap rates based on information that is supplied to us during the acquisition diligence process. This information is often not audited or reviewed by independent accountants and may be presented in a manner that is different from similar information included in our financial statements prepared in accordance with GAAP. In addition, cap rates represent historical performance and are not a guarantee of future NOI. Properties for which a cap rate is provided may not continue to perform at that cap rate.
·     "Consolidated investment account" refers to the sum of Kennedy Wilson’s equity in: cash held by consolidated investments, consolidated real estate and acquired in-place leases gross of accumulated depreciation and amortization, net hedge asset or liability, unconsolidated investments, consolidated loans, and net other assets.
·     "Equity multiple" is calculated by dividing the amount of total distributions received by KW from an investment (including any gains, return of equity invested by KW and promoted interests) by the amount of total contributions invested by KW in such investment. This metric does not take into account management fees, organizational fees, or other similar expenses, all of which in the aggregate may be substantial and lower the overall return to KW. Equity multiples represent historical performance and are not a guarantee of the future performance of investments.

·     "Equity partners" refers to non-wholly-owned subsidiaries that we consolidate in our financial statements under U.S. GAAP, including KWE, and third-party equity providers.
·    "Estimated annualized NOI" is a property-level non-GAAP measure representing the estimated annualized net operating income from each property as of the date shown, inclusive of rent abatements (if applicable).  The calculation excludes depreciation and amortization expense, and does not capture the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements, and leasing commissions necessary to maintain the operating performance of our properties. Any of the enumerated items above could have a material effect on the performance of our properties. Also, where specifically noted, for properties purchased in 2017, the NOI represents estimated Year 1 NOI from our original underwriting.  Estimated year 1 NOI for properties purchased in 2016 may not be indicative of the actual results for those properties. Estimated annualized NOI is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period.  Estimated annualized NOI for properties held by KWE are presented as reported by KWE.  Please also see the definition of "Net operating income" below.
·     "Investment account” refers to the consolidated investment account presented after noncontrolling interest on invested assets gross of accumulated depreciation and amortization.

·
"Investment Management and Real Estate Services Assets under Management" ("IMRES AUM") generally refers to the properties and other assets with respect to which we provide (or participate in) oversight, investment management services and other advice, and which generally consist of real estate properties or loans, and investments in joint ventures. Our IMRES AUM is principally intended to reflect the extent of our presence in the real estate market, not the basis for determining our management fees. Our IMRES AUM consists of the total estimated fair value of the real estate properties and other real estate related assets either owned by third parties, wholly owned by us or held by joint ventures and other entities in which our sponsored funds or investment vehicles and client accounts have invested. Committed (but unfunded) capital from investors in our sponsored funds is not included in our IMRES AUM. The estimated value of development properties is included at estimated completion cost.

·
" KW Cap Rate” represents the Cap Rate (as defined above) weighted by the Company’s ownership interest in the underlying investments.   Cap rates set forth in this presentation includes data only from income-producing properties.  We calculate cap rates based on information that is supplied to us during the acquisition diligence process.  This information is often not audited or reviewed by independent accountants and may be presented in a manner that is different from similar information included in our financial statements prepared in accordance with GAAP.  In addition, cap rates represent historical performance and are not a guarantee of future NOI.  Properties for which a cap rate is provided may not continue to perform at that cap rate.

·     "Net operating income" or " NOI” is a non-GAAP measure representing the income produced by a property calculated by deducting operating expenses from operating revenues. Our management uses net operating income to assess and compare the performance of our properties and to estimate their fair value. Net operating income does not include the effects of depreciation or amortization or gains or losses from the sale of properties because the effects of those items do not necessarily represent the actual change in the value of our properties resulting from our value-add initiatives or changing market conditions. Our management believes that net operating income reflects the core revenues and costs of operating our properties and is better suited to evaluate trends in occupancy and lease rates.
·     "Noncontrolling interests" represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
·     "Pro-Rata" represents Kennedy Wilson's share calculated by using our proportionate economic ownership of each asset in our portfolio, including our 23.65% ownership in KWE as of March 31, 2017. Please also refer to the pro-rata financial data in our supplemental financial information.
·     "Property net operating income" or "Property NOI" is a non-GAAP measure calculated by deducting the Company's Pro-Rata share of rental and hotel operating expenses from the Company's Pro-Rata rental and hotel revenues.
·     “Same property” refers to properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.  The same property information presented throughout this report is shown on a cash basis and excludes non-recurring expenses. This analysis excludes properties that are either under development or undergoing lease up as part of our asset management strategy.

Note about Non-GAAP and certain other financial information included in this presentation

In addition to the results reported in accordance with U.S. generally accepted accounting principles ("GAAP") included within this presentation, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (including Adjusted EBITDA, Adjusted Net Income, and Adjusted Fees, as defined above). Such information is reconciled to its closest GAAP measure in accordance with the rules of the SEC, and such reconciliations are included within this presentation. These measures may contain cash and non-cash acquisition-related gains and expenses and gains and losses from the sale of real-estate related investments.  Consolidated non-GAAP measures discussed throughout this report contain income or losses attributable to non-controlling interests. Management believes that these non-GAAP financial measures are useful to both management and Kennedy Wilson's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies. Annualized figures used throughout this release and supplemental financial information, including annualized net operating income, are not an indicator of the actual net operating income that the Company will or expects to realize in any period.

Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed transaction between Kennedy Wilson and KWE, including the issuance of shares of Kennedy Wilson common stock in connection therewith. In connection with such proposed share issuance, Kennedy Wilson expects to file a proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”). To the extent Kennedy Wilson effects the transaction as a scheme under Jersey law, the issuance of Kennedy Wilson common stock is not be expected to require registration under the Securities Act of 1933, as amended (the “Securities Act”), as a result of an exemption provided by Section 3(a)(10) under the Securities Act. In the event that Kennedy Wilson determines to conduct the transaction pursuant to a takeover offer or otherwise in a manner that is not exempt from the registration requirements of the Securities Act, it will file a registration statement with the SEC containing a prospectus with respect to the Kennedy Wilson common stock that would be issued in the transaction. INVESTORS AND SECURITY HOLDERS OF KENNNEDY WILSON ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT KW WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT KENNNEDY WILSON, THE PROPOSED ISSUANCE OF KENNNEDY WILSON COMMON STOCK, AND THE PROPOSED TRANSACTION. The proxy statement and other relevant materials in connection with the proposed issuance of Kennedy Wilson common stock and the transaction (when they become available), and if required, the registration statement/prospectus and other documents filed by Kennedy Wilson with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at Kennedy Wilson’s website, www.kennedywilson.com, or by contacting our Investor Relations department in writing at 151 S. El Camino Dr. Beverly Hills, CA 90212.

Kennedy Wilson, KWE, their respective directors and certain Kennedy Wilson executive officers may be deemed to be participants in the solicitation of proxies from Kennedy Wilson stockholders with respect to the transaction, including the proposed issuance of shares of Kennedy Wilson common stock. Information about Kennedy Wilson’s directors and executive officers and their ownership of Kennedy Wilson shares and KWE shares or securities referencing KWE shares is provided in KW’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on February 27, 2017, Kennedy Wilson’s proxy statement for its 2017 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2017, and KWE’s Annual Report for the year ended

December 31, 2016, which was filed with the SEC by Kennedy Wilson on Form 8-K on March 23, 2017. Information about the directors of KWE is provided in KWE’s Annual Report for the year ended December 31, 2016, which was filed with the SEC by Kennedy Wilson on Form 8-K on March 23, 2017. Information regarding the identity of the potential participants, and their direct or indirect interests in the solicitation, by security holdings or otherwise, will be provided in the proxy statement and other materials to be filed with the SEC in connection with the Transaction and issuance of shares of Kennedy Wilson common stock.

KW-IR

Tables Follow

Kennedy-Wilson Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in millions)

	March 31, 2017	December 31, 2016
Assets
Cash and cash equivalents	$168.0	$260.2
Cash held by consolidated investments	640.3	625.5
Accounts receivable	80.2	71.3
Real estate and acquired in place lease values, net of accumulated depreciation and amortization	5,832.0	5,814.2
Loan purchases and originations	82.6	87.7
Unconsolidated investments	567.6	555.6
Other assets	255.3	244.6
Total assets	$7,626.0	$7,659.1

Liabilities
Accounts payable	$14.7	$11.2
Accrued expenses and other liabilities	377.8	412.1
Investment debt	3,959.2	3,956.1
Senior notes payable	937.1	936.6
Total liabilities	5,288.8	5,316.0
Equity
Cumulative preferred stock	—	—
Common stock	—	—
Additional paid-in capital	1,213.0	1,231.4
Accumulated deficit	(121.9)	(112.2)
Accumulated other comprehensive loss	(66.1)	(71.2)
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	1,025.0	1,048.0
Noncontrolling interests	1,312.2	1,295.1
Total equity	2,337.2	2,343.1
Total liabilities and equity	$7,626.0	$7,659.1

Kennedy-Wilson Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except share amounts and per share data)

	Three Months Ended March 31,
	2017	2016
Revenue
Rental	$124.3	$119.9
Hotel	29.5	29.1
Sale of real estate	0.8	1.9
Investment management, property services and research fees	17.5	19.1
Loan purchases, loan originations and other	2.1	2.1
Total revenue	174.2	172.1
Operating expenses
Rental operating	36.0	31.0
Hotel operating	24.4	24.5
Cost of real estate sold	0.7	1.4
Commission and marketing	2.0	1.8
Compensation and related	32.7	45.7
General and administrative	10.0	10.1
Depreciation and amortization	49.7	48.3
Total operating expenses	155.5	162.8
Income from unconsolidated investments, net of depreciation and amortization	22.5	19.2
Operating income	41.2	28.5
Non-operating income (expense)
Gain on sale of real estate	5.4	38.4
Acquisition-related gains	—	—
Acquisition-related expenses	(0.3)	(2.0)
Interest expense-investment	(34.4)	(32.5)
Interest expense-corporate	(15.6)	(12.1)
Other income	0.5	0.7
(Loss) income before provision for income taxes	(3.2)	21.0
Benefit from (provision for) income taxes	4.1	(0.5)
Net income	0.9	20.5
Net income attributable to noncontrolling interests	(0.1)	(27.4)
Preferred stock dividends and accretion of issuance costs	—	(0.5)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$0.8	$(7.4)
Basic earnings per share(1)
Income (loss) per basic	$—	$(0.07)
Weighted average shares outstanding for basic	112,167,447	109,214,633
Diluted earnings per share(1)
Income (loss) per diluted	$—	$(0.07)
Weighted average shares outstanding for diluted	112,167,447	109,214,633
Dividends declared per common share	$0.17	$0.14
(1) Includes impact of the Company allocating income and dividends per basic and diluted share to participating securities.

Kennedy-Wilson Holdings, Inc.
Adjusted EBITDA
(Unaudited)
(Dollars in millions)

The table below reconciles Adjusted EBITDA to net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders, using Kennedy Wilson’s pro-rata share amounts for each adjustment item.

	Three Months Ended
	March 31,
	2017	2016
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$0.8	$(7.4)
Non-GAAP adjustments:
Add back (Kennedy Wilson's Share)(1):
Interest expense - investment	24.9	22.0
Interest expense - corporate	15.6	12.1
Depreciation and amortization	31.2	27.7
Provision for income taxes	(5.9)	(0.6)
Share-based compensation	10.7	17.5
Preferred stock dividends and accretion of issuance costs	—	0.5
Adjusted EBITDA	$77.3	$71.8
(1) See Appendix for reconciliation of Kennedy Wilson's Share amounts

The table below provides a detailed reconciliation of Adjusted EBITDA to net income.

	Three Months Ended
	March 31,
	2017	2016
Net income	$0.9	$20.5
Non-GAAP adjustments:
Add back:
Interest expense-investment	34.4	32.5
Interest expense-corporate	15.6	12.1
Kennedy Wilson's share of interest expense included in unconsolidated investments	5.5	6.1
Depreciation and amortization	49.7	48.3
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	4.3	5.2
Provision for income taxes	(4.1)	0.5
Share-based compensation	10.7	17.5
EBITDA attributable to noncontrolling interests(1)	(39.7)	(70.9)
Adjusted EBITDA	$77.3	$71.8
(1) EBITDA attributable to noncontrolling interest includes $22.8 million and $25.9 million of depreciation and amortization, $15.0 million and $16.6 million of interest, and $1.8 million and $1.1 million of taxes, for the three months ended March 31, 2017 and 2016, respectively.

Kennedy-Wilson Holdings, Inc.
Adjusted Net Income
(Unaudited)
(Dollars in millions)
The table below reconciles Adjusted Net Income to net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders, using Kennedy Wilson’s pro-rata share amounts for each adjustment item.

	Three Months Ended
	March 31,
	2017	2016
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$0.8	$(7.4)
Non-GAAP adjustments:
Add back (Kennedy Wilson's Share)(1):
Depreciation and amortization	31.2	27.7
Share-based compensation	10.7	17.5
Preferred stock dividends and accretion of issuance costs	—	0.5
Adjusted Net Income	$42.7	$38.3
(1) See Appendix for reconciliation of Kennedy Wilson's Share amounts

The table below provides a detailed reconciliation of Adjusted Net Income to net income.

	Three Months Ended
	March 31,
	2017	2016
Net income	$0.9	$20.5
Non-GAAP adjustments:
Add back (less):
Depreciation and amortization	49.7	48.3
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	4.3	5.2
Share-based compensation	10.7	17.5
Net income attributable to the noncontrolling interests, before depreciation and amortization(1)	(22.9)	(53.2)
Adjusted Net Income	$42.7	$38.3
(1) Includes $22.8 million and $25.9 million of depreciation and amortization for the three months ended March 31, 2017 and 2016, respectively,

Supplemental Financial Information

Kennedy-Wilson Holdings, Inc.
Capitalization Summary
(Unaudited)
(Dollars in millions, except per share data)

	March 31, 2017	December 31, 2016
Market Data
Common stock price per share(1)	$22.20	$20.50
Common stock shares outstanding(1)(2)	114,511,348	115,740,906

Equity Market Capitalization	$2,542.2	$2,372.7

Corporate Debt
Kennedy Wilson's share of property debt	2,581.9	2,559.2
Senior notes payable	955.0	955.0
Total Kennedy Wilson's share of debt	3,536.9	3,514.2
Total Capitalization	6,079.1	5,886.9
Less: Cash and cash equivalents (excluding cash held by consolidated investments)	(168.0)	(260.2)
Less: Kennedy Wilson's share of cash held by investments	(225.6)	(238.9)
Total Enterprise Value	$5,685.5	$5,387.8
(1) Basic share count and common stock share price per share as of March 31, 2017 and December 31, 2016, respectively.
(2) Basic share count as of May 1, 2017 was 114,237,750.

Kennedy-Wilson Holdings, Inc.
Components of Value Summary - as of March 31, 2017
(Unaudited, Dollars in millions)

Below are key valuation metrics provided to assist in the calculation of a sum-of-the-parts valuation of the Company as of March 31, 2017. Please note that excluded below is the potential value of the Company's future promoted interest as well as the value of the Company's team and brand. A sum of the parts can be calculated by adding together KW’s share of the value of its investments (multifamily, commercial, hotels, loans, residential, other, development / redevelopment and KWE), the value of KW’s services business and subtracting KW’s net liabilities.

						Kennedy Wilson's Share
Investments		Description	KW Investment Account	KW Ownership(3)	Occupancy	Est. Annualized NOI (4)(5)	Investment Debt (5)	Common Valuation Approach	Page #
Income Producing Assets
1	Multifamily(1)	25,056 units	$640.6	55.8%	93.9%	$155.7	$1,685.7	Cap rate; price per unit	20
2	Commercial(1)(2)	5.6 million square feet	364.3	49.6%	94.2%	48.2	414.4	Cap rate; price per sq. ft.	21
3	Hotels(1)	628 Hotel Rooms	106.8	84.2%		17.0	103.8	Cap rate; price per key	22
Unstabilized, Development, and Non-income Producing Assets
4	Commercial: Unstabilized(1)	670K sq.ft. - Western U.S. 960k sq.ft. - Europe	46.7	54.9%	63.3%	N/A	49.5	Price per sq. ft.; investment account multiple	21
5	Development - Commercial, Multifamily, and Hotel(1)	536K commercial sq. ft. 1,621 multifamily units One five-star resort	142.8					Residual value of land	25
6	Loans, residential, and other(1)	20 investments, 3 unresolved loans	247.8					Investment account multiple	22
					NAV per share	Market Price per share	Total Shares (million)
7	KWE	23.65% ownership in LSE:KWE	$453.5	100.0%	$15.3	$11.85	29.8	Market Value; Sum-of-the-parts	24

Investment Management and Real Estate Services						Annualized Adj. Fees (6)	Annualized Adj. EBITDA (6)
8	Investment management	Management and promote fees		100.0%		$64.8	$47.8	Adj. EBITDA or Adj. Fees Multiple	26
9	Property services and research	Fees and commissions		100.0%		45.6	5.2	Adj. EBITDA or Adj. Fees Multiple	26
	Total					$110.4	$53.0

Net Corporate Debt			Total
10	KWH Corporate Debt	Senior Notes Payable	$955.0	100%				Face Value
11	Cash and other net assets	Cash, Marketable Securities, Hedge Asset	$(303.2)	100%				Book Value
	Total Net Corporate Debt		$651.8						37

(1) Excludes investments held by KWE.
(2) Please refer to the appendix for a detailed breakout of the Company's commercial portfolio.
(3) Weighted average ownership figures for income-producing/stabilized properties are based on the Company’s share of NOI and are presented on a pre-promote basis. Weighted average ownership figures for commercial-unstabilized, loans, residential, and other investments are based on the Company's investment account.
(4) Please see “common definitions” for a definition of estimated annualized NOI and a description of its limitations.
(5) Based on weighted-average ownership figures held by KW.
(6) Annualized figures are calculated by multiplying the actual three-month adjusted fees/adjusted EBITDA figures by four and are not indicators of the actual results that the Company will or expects to realize in any period.

Kennedy-Wilson Holdings, Inc.
Multifamily Investment Summary
(Unaudited)
(Dollars in millions)

							Kennedy Wilson's Share
Multifamily	# of Properties	# of Units	Occupancy(1)	Estimated Annualized NOI(2)	Debt(3)	Ownership %(5)	Estimated Annualized NOI(2)	Debt	KW Investment Account(1)
Western U.S.	74	21,636	93.7%	$243.3	$2,627.4	60.3%	$146.6	$1,594.5	$591.2
Ireland(4)	4	777	98.2	14.0	132.9	53.0	7.4	70.2	37.3
Japan(4)	50	2,410	94.2	20.5	419.6	5.0	1.0	21.0	6.4
United Kingdom(4)	1	233	92.6	1.4	—	50.0	0.7	—	5.7
Total excluding KWE	129	25,056	93.9%	$279.2	$3,179.9	55.8%	$155.7	$1,685.7	$640.6
KWE
Ireland(4)	3	523	96.7%	8.9	105.8	23.6%	$2.1	$25.0	$14.9
United Kingdom(4)	1	159	84.5	$2.6	$39.8	23.6	0.6	9.4	5.4
Total stabilized KWE	4	682	93.9%	$11.5	$145.6	23.6%	$2.7	$34.4	$20.3
Unstabilized KWE(6)	1	135	N/A	N/A	$33.8	23.6%	N/A	$8.0	$4.1
Total including KWE	134	25,873	93.9%	$290.7	$3,359.3	54.5%	$158.4	$1,728.1	$665.0

Development - See page 25 for additional detail
Vintage Housing Holdings	6	1,230	N/A	N/A	$—	41.7%	N/A	$—	$6.4
Clancy Quay / Capital Dock	2	607	N/A	N/A	$33.3	46.2	N/A	$16.7	$32.7
Total Development	8	1,837			$33.3	45.9%	N/A	$16.7	$39.1

Pro-Forma Total	142	27,710							$704.1

(1) As of March 31, 2017.
(2) Please see “common definitions” for a definition of estimated annualized NOI and a description of its limitations.
(3) Debt represents 100% debt balance against properties as of March 31, 2017.
(4) Estimated foreign exchange rates are €0.94 = $1 USD, ¥111 = $1 USD, and £0.80 = $1 USD, related to NOI and debt.
(5) Weighted average ownership figures based on the Company’s share of NOI and are presented on a pre-promote basis. Ownership in investments held by KWE is based on the Company’s 23.65% ownership interest in KWE as of March 31, 2017.
(6) Represents properties that are either under development or undergoing lease up as part of our asset management strategy.

Kennedy-Wilson Holdings, Inc.
Commercial Investment Summary
(Unaudited)
(Dollars in millions)

							Kennedy Wilson's Share
Commercial	# of Properties	Rentable Sq. Ft.	Occupancy(1)	Estimated Annualized NOI(2)	Debt(3)	Ownership %(4)	Estimated Annualized NOI(2)	Debt	KW Investment Account(1)
Western U.S.(7)	31	4.1	94.9%	$73.3	$497.2	52.0%	$38.1	$319.3	$280.0
United Kingdom(5)	4	1.3	91.4	16.8	140.8	38.9	6.5	56.2	59.0
Ireland(5)	1	0.2	100.0	7.1	77.8	50.0	3.6	38.9	25.3
Total stabilized excluding KWE	36	5.6	94.2%	$97.2	$715.8	49.6%	$48.2	$414.4	$364.3
Unstabilized Total(6)	11	1.6	63.3	N/A	138.1	54.9%	N/A	49.5	46.7
Total excluding KWE	47	7.2			$853.9			$463.9	$411.0

KWE:
United Kingdom(5)	166	7.7	92.3%	$115.5	$1,095.8	23.6%	$27.3	$259.1	$182.1
Ireland(5)	18	1.2	98.0	38.9	373.6	23.6	9.2	88.4	57.3
Spain(5)	15	0.8	91.4	10.6	85.3	23.6	2.5	20.2	24.3
Italy(5)	9	1.1	100.0	12.8	136.8	23.6	3.0	32.3	18.7
Total stabilized KWE	208	10.8	93.6%	$177.8	$1,691.5	23.6%	$42.0	$400.0	$282.4
Unstabilized KWE(6)	2	0.2	69.9%	N/A	52.0	23.6%	N/A	12.3	7.0
Total KWE	210	11.0			$1,743.5			$412.3	$289.4

Grand Total	257	18.2	90.8%	$275.0	$2,597.4	33.5%	$90.2	$876.2	$700.4

Development - see page 25 for additional detail
Capital Dock / Kildare	2	0.5	N/A	N/A	—	54.6%	N/A	—	40.1
KWE	2	0.1	N/A	N/A	50.3	23.6	N/A	11.9	6.2
Total Development	4	0.6			$50.3			$11.9	$46.3

Pro Forma Total	261	18.8							$746.7
(1) As of March 31, 2017.
(2) Please see “common definitions” for a definition of estimated annualized NOI and a description of its limitations.
(3) Debt represents 100% debt balance against properties as of March 31, 2017.
(4) Weighted average ownership figures based on the Company’s share of NOI and are presented on a pre-promote basis. Weighted-average ownership figures for commercial-unstabilized, loans, residential, and other investments are based on the Company's investment account. Ownership in investments held by KWE is based on the Company’s 23.65% ownership interest in KWE as of March 31, 2017.
(5) Estimated foreign exchange rates are £0.80 = $1 USD and €0.94 = $1 USD, related to NOI and debt.
(6) Represents properties that are either under development or undergoing lease up as part of our asset management strategy.
(7) The information presented in this row for Western U.S. commercial assets includes our corporate headquarters wholly owned by KW comprising 58,000 sq. ft., $35 million of debt, 100% occupancy, $3.0 million in annualized NOI and investment account balance of $33.8 million as of March 31, 2017.

Kennedy-Wilson Holdings, Inc.
Hotel, Loans, Residential and Other Investment Summary
(Unaudited)
(Dollars in millions)

						Kennedy Wilson's Share
Hotel	# of Investments	Hotel Rooms	Estimated Annualized NOI(2)	Debt(3)	Ownership%(4)	Estimated Annualized NOI(2)	Debt	KW Investment Account(1)
Western U.S.	2	363	$7.0	$49.7	54.3%	$3.8	$27.1	$26.3
Ireland(5)	1	265	13.2	76.7	100.0	13.2	76.7	80.5
Total excluding KWE	3	628	$20.2	$126.4	84.2%	$17.0	$103.8	$106.8

KWE:
United Kingdom(5)	1	209	$1.2	$31.9	23.6%	$0.3	$7.5	$4.4
Ireland(5)	1	135	1.3	24.8	23.6%	0.3	5.9	3.9
Total KWE	2	344	$2.5	$56.7	23.6%	$0.6	$13.4	$8.3

Total	5	972	$22.7	$183.1	77.5%	$17.6	$117.2	$115.1

Development - See page 25 for additional detail
Kona Village Resort	1	125	N/A	—	50.0%	N/A	—	63.6
Pro Forma Total	6	1,097						$178.7

									Kennedy Wilson's Share
Loans	Initial # of Loans(6)	Initial UPB(7)	# of Unresolved Loans	Total Collections	Current UPB(1)	Pre-Promote KW Share of Current UPB(8)	Debt(3)	Ownership%(4)	Debt	KW Investment Account (1)
Western U.S.	3	$6.0	3	$—	$6.0	$6.0	$—	100.0%	$—	$6.0
Total excluding KWE	3	$6.0	3	$—	$6.0	$6.0	$—	100.0%	$—	$6.0

KWE:
United Kingdom (6)	8	115.0	7	44.2	87.5	20.7	37.8	23.6	$8.9	$4.7
Ireland (6)	12	230.1	5	64.3	119.3	28.2	16.7	23.6	3.9	2.0
Total	20	$345.1	12	$108.5	$206.8	$48.9	$54.5	23.6%	$12.8	$6.7

Grand Total	23	$351.1	15	$108.5	$212.8	$54.9	$54.5	25.8%	$12.8	$12.7
(1) As of March 31, 2017.
(2) Please see “common definitions” for a definition of estimated annualized NOI and a description of its limitations.
(3) Debt represents 100% debt balance against properties as of March 31, 2017.
(4) Weighted average ownership figures based on the Company’s share of NOI and are presented on a pre-promote basis. Weighted average ownership figures for commercial-unstabilized, loans, residential, and other investments are based on the Company's investment account. Ownership in investments held by KWE is based on the Company’s 23.65% ownership interest in KWE as of March 31, 2017.
(5) Estimated foreign exchange rates are £0.80 = $1 USD and €0.94 = $1 USD, related to NOI and debt.
(6) Represents total number of loans at initial acquisition of respective pools.
(7) Unpaid Principal Balance.
(8) Represents the amount of cash we would receive if the loans are resolved at par, excluding our promoted interests.

Kennedy-Wilson Holdings, Inc.
Hotel, Loans, Residential and Other Investment Summary (Continued)
(Unaudited)
(Dollars in millions)

Residential and Other	# of Investments	Residential Units	Total Acres	Residential Lots	Debt(2)	Approximate Ownership%(4)	KW Investment Account(1)
Western U.S.	20	240	4,168	309	$48.7	34.3%	$241.8
Total ex. KWE	20	240	4,168	309	$48.7	34.3%	$241.8

KWE:
Spain(3)	2	20	—	—	8.4	21.3%	1.1
Total KWE	2	20	—	—	8.4	21.3%	1.1

Grand Total	22	260	4,168	309	$57.1	34.2%	$242.9
(1) As of March 31, 2017.
(2) Debt represents 100% debt balance against properties as of March 31, 2017.
(3) Estimated foreign exchange rates are €0.94 = $1 USD, related to NOI and debt.
(4) Ownership figures are presented on a weighted-average basis based on the Company’s investment account in each investment. Ownership in investments held by KWE is based on the Company’s 23.65% ownership interest in KWE as of March 31, 2017.

Kennedy-Wilson Holdings, Inc.
KWE Investment Summary
(Unaudited)
(Dollars in millions, except per share information)

As of March 31, 2017, Kennedy Wilson owns 23.65% of the outstanding share capital of Kennedy Wilson Europe (LSE:KWE). Additionally, a wholly-owned subsidiary of Kennedy Wilson acts as the investment manager of KWE, whereby it earns an annual management fee and rights to potential incentive fees. Below is a summary of Kennedy Wilson's stock investment in KWE and the operating metrics of the underlying KWE investments.

	Shares (million)	Price per Share	Market Value(1)	KWH Investment Account	Dividend Yield(2)
KWE Stock Position (March 31, 2017)	29.8	$11.85	$353.6	$453.5	5.1%
(1) Estimated foreign exchange rate is £0.80 = $1 USD. The closing share price of KWE on March 31, 2017 was £9.445.
(2) Dividend yield is annualized based upon the quarterly dividend of 12 pence per share and the closing share price of KWE.

(Market capitalization shown in millions)
Market Data	March 31, 2017
Common stock price per share (1)	$11.85
Basic shares outstanding	126,133,407
Market Capitalization	$1,494.7
(1) Estimated foreign exchange rate is £0.80 = $1 USD. The closing share price of KWE on March 31, 2017 was £9.445.

KWE
Portfolio Statistics as of March 31, 2017

Asset Mix	Estimated Annualized NOI(1)(2)%
Real Estate Assets	$195	96%
Loan Portfolios	8	4%
Total	$203	100%

Geography	Estimated Annualized NOI(1)(2)%
United Kingdom	$126	62%
Ireland	53	27%
Spain	11	5%
Italy	13	6%
Total	$203	100%
(1) Please see “common definitions” for a definition of estimated annualized NOI and a description of its limitations. Estimated foreign exchange rate is £0.80 = $1 USD.
(2) Represents NOI as of March 31, 2017 on an annualized basis and as reported by KWE. Annualized net operating income is not an indicator of the actual net operating income that the Company will or expects to realize in any period.

Kennedy-Wilson Holdings, Inc.
Key Development and Re-development Initiatives (excluding KWE)
(Unaudited, Dollars in millions)

This section includes developments or redevelopments that the Company is undergoing or considering, and excludes investments held by KWE. The scope of these projects may change. There is no certainty that the Company will develop or redevelop any or all of these potential projects. Information as of March 31, 2017.

					If Completed
Location	Type	Investment	Description	Status	Est. Completion Date (1)	Commercial Sq. Ft. (2)	MF Units	Residential Units/Lots/Hotel Rooms	Total Estimated Project Level Basis	KW Est. Cash to Complete (3)	Investment Account	KW Ownership
Ireland	Multifamily and Commercial	Capital Dock	Prime waterfront five-acre development adjacent to State Street building in Silicon Docks section of Dublin	Basement and building structures under development	2017-2018	451,000	190	—	$375.8	$55.2	$48.4	43%
Ireland	Multifamily	Clancy Quay	Additional development within existing 423-unit apartment community. Phase 2 is expected to consist of 163 units, phase 3 is expected to consist of 254 units and 6k sq. ft. of commercial space	Phase 2: 98 units delivered remaining expected to be delivered Q2 2017 Phase 3: In design	2017-2019	6,000	417	—	164.8	27.9	16.0	50%
WA, CA, and NV	Multifamily	Vintage Housing Holdings	Five tax-credit development sites in greater Seattle and Reno. One market rate development in Santa Rosa(4)	Three under construction, two projects purchased land and in planning stage and one pre-leasing	2018-2019	—	1,230	—	273.0	8.1	6.4	42%
HI	Hotel	Kona Village Resort	Restoration of iconic 125 vacation bungalow resort on 81.4 acres including restaurants, pools, fitness center and spa	General clean-up work has started. In design and entitlement phase.	2020	—	—	125	240.5	56.7	63.6	50%
Ireland	Commercial	Kildare	Incorporate multiple lots into modern class-A office and retail scheme with 85k sq. ft. of space in Dublin	Site assembly	2020	85,000	—	—	62.9	16.4	8.5	100%
HI	Residential	Kohanaiki	450-acre project on Kona Coast. Includes 67k sq. ft. clubhouse	Selling homes/lots. Near peak equity for KW.	NA	—	—	400	494.0	0.1	53.8	13%
Total						542,000	1,837	525	$1,611.0	$164.4	$196.7
(1) The actual completion date for projects is subject to several factors, many of which are not within our control. Accordingly, the projects identified may not be completed when expected, or at all.
(2) Represents gross commercial square feet

(3)
Figures shown in this column are an estimate of KW's remaining cash commitment to develop to completion or to complete the entitlement process, as applicable, as of March 31, 2017. These figures are budgeted costs and assume potential project-level debt financing. Total remaining costs may be financed with third-party cash contributions, proceeds from projected sales, and/or debt financing. These figures are budgeted costs and are subject to change. There is no guarantee that the Company will be able to secure the project-level debt financing that is assumed in the figures above.  If the Company is unable to secure such financing, the amount of capital that the Company will have to invest to complete the projects above may significantly increase.

(4) One property comprising 197 units were placed in service during the first quarter 2017

Kennedy-Wilson Holdings, Inc.
Investment Management and Real Estate Services Platform
(Unaudited, Dollars in millions)

Kennedy Wilson's investment management and real estate services platform offers a comprehensive line of real estate services for the full lifecycle of real estate ownership. Kennedy Wilson has over $17 billion in IMRES AUM(1) and 59 million square feet under management.

Below are other key statistics related to our platform:

Adjusted Fees
	1Q
	2017	2016
Investment management, property services and research fees	$17.5	$19.1
Non-GAAP adjustments:
Add back:
Fees eliminated in consolidation(1)	7.2	7.5
KW share of fees in unconsolidated service businesses(2)	2.9	3.4
Adjusted Fees	$27.6	$30.0
(1) The three months ended March 31, 2017 and 2016 includes $4.5 million and $5.1 million, respectively, of fees recognized in net (income) loss attributable to noncontrolling interests relating to portion of fees paid by noncontrolling interest holders in KWE and equity partner investments.
(2) Included in income from unconsolidated investments relating to the Company's investment in a servicing platform in Spain.

Adjusted Fees - Detail
	1Q
Fee Description	2017	2016
Investment Management - Base	$9.7	$10.6
Investment Management - Performance	6.5	6.5
Investment Management - Acquisition / Disposition	—	0.2
Property Services and Research	11.4	12.7
Total Adjusted Fees	$27.6	$30.0

Investment Management and Real Estate Services
	Investment Management	Property Services & Research	Total
1Q 2017 Adjusted Fees(1)	$16.2 million	$11.4 million	$27.6 million
1Q 2017 Adjusted EBITDA(1)(2)	$11.9 million	$1.3 million	$13.2 million
Description	$5.3 billion in total Invested Capital(3)

(1) As defined in "Common Definitions" section of the earnings release.
(2) See reconciliation of Adjusted EBITDA on page 33.
(3) Represents total investment level equity on which we earn fee income, of which $2.1 billion relates to Kennedy Wilson.

Kennedy-Wilson Holdings, Inc.
Investment Account - 2017
(Unaudited, Dollars in millions)

The investment account represents the total carrying value of our equity, before depreciation and amortization. Below is a summary of our investment account by product type and geography:

March 31, 2017
Real estate and acquired in-place lease values, gross of accumulated depreciation and amortization of $415.7	$6,247.7
Loan purchases and originations	82.6
Investment debt	(3,959.2)
Cash held by consolidated investments	640.3
Unconsolidated investments(1), gross of accumulated depreciation and amortization of $54.6	605.6
Net hedge liability	(43.3)
Other(2)	43.3
Consolidated investment account	3,617.0
Add back:
Noncontrolling interests on investments, gross of depreciation and amortization of $190.7	(1,502.9)
Investment account	$2,114.1
(1) Excludes $16.6 million related to our investment in a servicing platform in Spain.
(2) Includes the Company's marketable securities, which are part of other assets, as well as net other assets of consolidated investments.

Investment Account Detail at March 31, 2017(1)	Multifamily	Commercial	Loans Secured by Real Estate	Residential and Other	Hotel	Total
Western U.S.	$597.6	$319.2	$6.0	$241.8	$89.9	$1,254.5
United Kingdom	5.7	65.5	—	—	—	71.2
Ireland	70.0	66.5	—	—	80.5	217.0
Japan	6.4	—	—	—	—	6.4
Cash, marketable securities and net hedge asset						111.5
Total excluding KWE	$679.7	$451.2	$6.0	$241.8	$170.4	$1,660.6
KWE:
United Kingdom	$9.5	$182.1	$4.7	$—	$4.4	$200.7
Ireland	14.9	65.7	2.0	—	3.9	86.5
Italy	—	18.7	—	—	—	18.7
Spain	—	29.1	—	1.1	—	30.2
Cash and net hedge liability(2)						117.4
Total KWE	$24.4	$295.6	$6.7	$1.1	$8.3	$453.5
Grand Total	$704.1	$746.8	$12.7	$242.9	$178.7	$2,114.1
(1) The figures in the investment account detail above include investments that were made and are directly held by KWE based on our 23.65% ownership interest in
KWE as of March 31, 2017.
(2) Includes $131.0 million of KW's share of cash and $(13.6) million of KW's share of hedges. KW's share of KWE unsecured debt has been allocated to unencumbered KWE investments.

Kennedy-Wilson Holdings, Inc.
Investment Account - 2016
(Unaudited, Dollars in millions)

December 31, 2016
Real estate and acquired in-place lease values, gross of accumulated depreciation and amortization of $374.3	$6,188.5
Loan purchases and originations	87.7
Investment debt	(3,956.1)
Cash held by consolidated investments	625.5
Unconsolidated investments(1), gross of accumulated depreciation and amortization of $52.3	592.0
Net hedge liability	(47.0)
Other(2)	55.5
Consolidated investment account	3,546.1
Add back:
Noncontrolling interest on investments, gross of accumulated depreciation and amortization of $168.3	(1,463.4)
Investment account	$2,082.7
(1) Excludes $15.9 million related to our investment in a real estate and asset management servicing platform in Spain.
(2) Includes the Company's marketable securities, which are part of other assets as well as net other assets of consolidated investments

Investment Account Detail at December 31, 2016(1)	Multifamily	Commercial	Loans Secured by Real Estate	Residential and Other	Hotel	Total
Western U.S.	$562.9	$310.7	$12.4	$247.8	$92.3	$1,226.1
United Kingdom	5.7	66.1	—	—	—	71.8
Ireland	67.1	63.1	—	—	79.6	209.8
Japan	6.1	—	—	—	—	6.1
Cash, marketable securities and net hedge asset						123.6
Total excluding KWE	$641.8	$439.9	$12.4	$247.8	$171.9	$1,637.4
KWE:
United Kingdom	$8.8	$176.7	$4.6	$—	$4.2	$194.3
Ireland	15.0	64.9	2.1	—	3.7	85.7
Spain	—	28.6	—	—	—	29.7
Italy	—	18.4	—	1.1	—	18.4
Cash and net hedge liability(2)						117.2
Total KWE	$23.8	$288.6	$6.7	$1.1	$7.9	$445.3
Grand Total	$665.6	$728.5	$19.1	$248.9	$179.8	$2,082.7
(1) The figures in the investment account detail above include investments that were made and are directly held by KWE based on our 23.6% ownership interest in KWE as of December 31, 2016.
(2) Consists of $133.0 million of KW's share of cash and $(15.8) million of KW's share of hedges. KW's share of KWE's unsecured debt has been allocated to unencumbered KWE investments.

Kennedy-Wilson Holdings, Inc.
All-Property Multifamily and Commercial Investment Summary By Ownership
(Unaudited, Dollars in millions)

The following summarizes Kennedy Wilson's income-producing multifamily and commercial portfolio by ownership category. Excluded below are KWE, hotels, commercial - unstabilized, development, loans, and residential and other investments.

Multifamily
	March 31, 2017						March 31, 2016
KW Ownership Category	Units	Occupancy	KW Share of Est. Annualized NOI(1)	KW Share of Debt	Ownership(2)	NOI Growth	Units	Occupancy	KW Share of Est. Annualized NOI(1)	KW Share of Debt	Ownership(2)
~100% Owned	9,013	94.1%	$107.0	$1,152.6	98.5%	28.8%	7,461	94.4%	$83.1	$824.2	98.3%
~50% owned	9,285	95.1%	42.2	453.2	46.3%	(1.6)%	9,895	95.5%	42.9	447.5	48.9%
Minority-owned	6,758	93.9%	6.5	79.9	8.2%	8.3%	7,151	94.6%	6.0	71.8	7.5%
Total	25,056	93.9%	$155.7	$1,685.7	55.8%	18.0%	24,507	94.9%	$132.0	$1,343.5	52.4%

Commercial
	March 31, 2017						March 31, 2016
KW Ownership Category	Rentable Sq. Ft.	Occupancy	KW Share of Est. Annualized NOI(1)	KW Share of Debt	Ownership(2)	NOI Growth	Rentable Sq. Ft.	Occupancy	KW Share of Est. Annualized NOI(1)	KW Share of Debt	Ownership(2)
~100% Owned	1.9	95.0%	$30.2	$266.4	97.7%	24.8%	1.8	97.5%	$24.2	$209.7	97.2%
~50% owned	1.1	95.0%	11.1	106.2	50.7%	14.4%	0.9	93.2%	9.7	97.8	50.0%
Minority-owned	2.6	94.6%	6.9	41.8	15.6%	(33.7)%	3.6	91.5%	10.4	85.5	21.9%
Total	5.6	94.2%	$48.2	$414.4	49.6%	8.8%	6.3	93.5%	$44.3	$393.0	48.3%
(1) Please see “common definitions” for a definition of estimated annualized NOI and a description of its limitations.
(2) Weighted average ownership figures based on the Company’s share of NOI and are presented on a pre-promote basis.

Kennedy-Wilson Holdings, Inc.
Multifamily Same Property Analysis
(Unaudited, Dollars in millions)

Multifamily

Same Property Analysis By Region (including KWE) - Kennedy Wilson's Pro-Rata Share
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property(1) changes to Kennedy Wilson.

Three Months Ended March 31,	Same Property Units	Average % Leased			Total Revenues			Net Operating Income
2017 vs. 2016	2017	2017	2016	% Change	2017	2016	% Change	2017	2016	% Change

Market Rate Portfolio
Region:
Western U.S.	12,560	94.0%	94.1%	(0.1)%	$38.7	$36.1	7.5%	$25.7	$23.9	7.6%
Ireland	1,134	97.9	98.6	(0.7)%	2.9	2.7	5.5%	2.3	2.1	7.1%
Japan	2,410	94.2	95.0	(0.9)%	0.3	0.3	0.4%	0.3	0.3	(3.0)%
Total	16,104	94.2%	94.4%	(0.1)%	$41.9	$39.1	7.3%	$28.3	$26.3	7.4%

Affordable Portfolio
Western U.S.	5,576	95.9%	96.4%	(0.6)%	$6.3	$6.2	2.2%	$4.3	$4.1	3.9%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) As defined in "Common definitions" section of the earnings release.

Kennedy-Wilson Holdings, Inc.
Commercial Same Property Analysis
(Unaudited, Dollars in millions)

Commercial

Same Property Analysis By Region (including KWE) - Kennedy Wilson's Pro-Rata Share
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property(1) changes to Kennedy Wilson.

Three Months Ended March 31,	Same Property Square Feet	Average % Occupancy			Total Revenues			Net Operating Income
2017 vs. 2016	2017	2017	2016	% Change	2017	2016	% Change	2017	2016	% Change

Region:
Western U.S.	2.4	94.3%	92.8%	1.6%	$7.1	$6.5	8.1%	$5.8	$5.2	11.3%
United Kingdom	7.0	97.3	96.5	0.8	7.2	7.1	1.3	6.7	6.6	1.2
Ireland	1.1	99.3	99.1	0.2	2.7	2.7	2.8	2.7	2.6	3.0
Spain	0.5	97.7	98.8	(1.1)	0.3	0.3	—	0.3	0.3	0.7
Italy	1.1	100.0	100.0	—	0.9	0.9	(0.4)	0.8	0.8	(1.7)
Total	12.1	96.4%	95.5%	1.0%	$18.2	$17.5	4.0%	$16.3	$15.5	4.7%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) As defined in "Common definitions" section of the earnings release.

Kennedy-Wilson Holdings, Inc.
Investment Transactions
(Unaudited, Dollars in millions)

Listed below is additional detailed information about the acquisitions and dispositions completed during the three months ended March 31, 2017 by Kennedy Wilson and its equity partners, including KWE:

	100%		Kennedy Wilson's Share
($ in millions)	Aggregate Purchase / Sale Price	Cap Rate (1)	Pro-Rata Purchase/Sale Price	KW Cap Rate (1)	KW Ownership (2)	KW Equity Multiple (3) (4)	KW Cash Profit Over Investment Life (4)
1Q-2017
Acquisitions — KW (excluding KWE)	$272.0	5.5%	$98.3	4.7%	35.2%
Acquisitions — KWE	—	—	—	—	—
Total	272.0	5.5%	98.3	4.7%	35.2%

Dispositions — KW (excluding KWE)	135.9	7.3%	61.7	6.8%	48.5%	1.3x	$10.7
Dispositions — KWE	14.0	5.7%	3.3	5.7%	23.6%
Total	$149.9	7.1%	$65.0	6.7%	46.2%
(1) For acquisitions and dispositions by KW, the Cap Rate and KW Cap Rate include only income-producing properties. For the three months ended March 31, 2017, there were $27.2 million of acquisitions and $53.4 million of dispositions of non-income producing assets. For acquisitions and dispositions by KWE, the cap rate is reported by KWE. Please see "common definitions" for a definition of cap rate and KW cap rate and a description of their limitations.
(2) Kennedy Wilson's ownership is shown on a weighted-average basis based upon the aggregate purchase/sale price of each investment and Kennedy Wilson's ownership in each investment at the time of acquisition/disposition. Kennedy Wilson ownership of KWE investment transactions is based upon Kennedy Wilson's 23.65% ownership of KWE as of March 31, 2017.

(3)	Please see "common definitions" for a definition of equity multiple and a description of its limitations.

(4)	Excludes sale of non-income producing investments, of which Kennedy Wilson's share totaled $21.6 million for the three months ended March 31, 2017.

Kennedy-Wilson Holdings, Inc.
Adjusted EBITDA by Segment
(Unaudited)
(Dollars in millions)

	Three Months Ended
	March 31,
Investments	2017	2016
Net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$20.6	$23.8
Add back (less) (Kennedy Wilson's Share):
Interest expense — investment	24.7	21.7
Depreciation and amortization	30.3	26.9
(Benefit from) provision for income taxes	(0.8)	—
Fees eliminated in consolidation	(7.2)	(7.5)
Adjusted EBITDA	$67.6	$64.9

	Three Months Ended
	March 31,
Investment Management and Real Estate Services	2017	2016
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$5.0	$4.4
Add back (less) (Kennedy Wilson's Share):
Interest expense	0.2	0.3
Depreciation and amortization	0.9	0.7
Fees eliminated in consolidation	7.2	7.5
Adjusted EBITDA	$13.3	$12.9

	Three Months Ended
	March 31,
Corporate	2017	2016
Net loss attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(24.8)	$(35.6)
Add back (less) (Kennedy Wilson's Share):
Interest expense — corporate	15.6	12.1
Provision for (benefit from) income taxes	(5.1)	(0.5)
Share-based compensation	10.7	17.5
Preferred dividends and accretion of stock costs	—	0.5
Adjusted EBITDA	$(3.6)	$(6.0)

NON-GAAP PRO RATA FINANCIAL INFORMATION

The following non-GAAP Pro-rata information is not intended to be a presentation in accordance with GAAP. The Pro-rata financial information reflects our proportionate economic ownership of each asset in our portfolio that we do not wholly own. The amounts in the column labeled “KW Share of Unconsolidated Investments” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled “Noncontrolling Interests,” which represents the share of consolidated assets attributable to noncontrolling interests.

We do not control the unconsolidated investments and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated investments generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the unconsolidated investments and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages. We provide this information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated investments when read in conjunction with the Company’s reported results under GAAP.

The presentation of Pro-rata financial information has limitations as an analytical tool. Some of these limitations include:

• The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

• Other companies in our industry may calculate their pro rata interest differently than we do, which limits the usefulness of the amount in our pro rata financial statements as a comparative measure.

Because of these limitations, the pro rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using the Pro-rata financial information only supplementally.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information(1)
(Unaudited, Dollars in millions)

	March 31, 2017		December 31, 2016
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)
Assets
Cash and cash equivalents	$—	$—	$—	$—
Cash held by consolidated and unconsolidated investments	(438.4)	23.7	(442.5)	55.9
Accounts receivable	(21.2)	1.9	(20.5)	1.6
Real estate and acquired in place lease values, net of accumulated depreciation and amortization (1)	(2,689.7)	1,068.2	(2,664.3)	1,013.2
Loan purchases and originations	(58.5)	—	(57.5)	—
Unconsolidated investments	—	(567.6)	—	(555.6)
Other assets	(164.8)	98.7	(167.1)	107.1
Total assets	$(3,372.6)	$624.9	$(3,351.9)	$622.2

Liabilities
Accounts payable	$(8.1)	$—	$(5.4)	$—
Accrued expenses and other liabilities	(248.0)	30.2	(257.3)	41.2
Investment debt	(1,804.3)	594.7	(1,794.1)	581.0
Total liabilities	(2,060.4)	624.9	(2,056.8)	622.2
Equity
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	—	—	—	—
Noncontrolling interests	(1,312.2)	—	(1,295.1)	—
Total equity	(1,312.2)	—	(1,295.1)	—
Total liabilities and equity	$(3,372.6)	$624.9	$(3,351.9)	$622.2
(1) Includes Kennedy Wilson's total share of accumulated depreciation and amortization of $190.7 million and $70.4 million relating to noncontrolling interests and unconsolidated investments, and $168.3 million and $67.3 million relating to noncontrolling interests and unconsolidated investments, as of March 31, 2017 and December 31, 2016, respectively.
(2) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(3) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited, Dollars in millions)

	1Q - 2017		1Q - 2016
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)
Revenue
Rental	$(53.8)	$21.0	$(60.6)	$22.9
Hotel	(11.2)	—	(11.1)	—
Sale of real estate	(0.6)	17.2	(1.0)	11.2
Investment management, property services and research fees	7.2	2.9	7.5	3.4
Loan purchases, loan originations and other	(1.4)	—	(1.4)	—
Total revenue	(59.8)	41.1	(66.6)	37.5
Operating expenses
Rental operating	(13.4)	9.3	(12.3)	9.7
Hotel operating	(9.9)	—	(10.2)	—
Cost of real estate sold	(0.5)	14.1	(0.7)	8.7
Commission and marketing	—	—	—	—
Compensation and related	(0.3)	0.3	(0.3)	0.3
General and administrative	(1.7)	1.0	(1.9)	1.0
Depreciation and amortization	(22.8)	4.3	(25.9)	5.2
Total operating expenses	(48.6)	29.0	(51.3)	24.9
Income from unconsolidated investments, net of depreciation and amortization	(0.5)	(22.0)	(0.7)	(18.5)
Operating income	(11.7)	(9.9)	(16.0)	(5.9)
Non-operating income (expense)
Gain on sale of real estate	(1.9)	0.6	(27.4)	—
Acquisition-related gains	—	—	—	—
Acquisition-related expenses	—	—	1.4	—
Interest expense-investment	15.0	(5.5)	16.7	(6.1)
Interest expense-corporate	—	—	—	—
Other income (expense)	(3.3)	(1.4)	(3.1)	(1.5)
Fair Value/Other Adjustments	—	16.2	—	13.5
(Loss) income before provision for income taxes	(1.9)	—	(28.4)	—
Benefit from (provision for) income taxes	1.8	—	1.0	—
Net income (loss)	(0.1)	—	(27.4)	—
Net loss (income) attributable to noncontrolling interests	0.1	—	27.4	—
Preferred stock dividends and accretion of issuance costs	—	—	—	—
Net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$—	$—	$—	$—
(1) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(2) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.

Kennedy-Wilson Holdings, Inc.
Debt and Liquidity Schedule
(Unaudited, Dollars in millions)

	Investment Level			Corporate		Total KW Share(2)
Maturity	Consolidated (Excluding KWE)(1)	Consolidated KWE(1)	Unconsolidated Debt	Unsecured Debt
2017(2)	$67.8	$0.6	$70.7	$—		$102.4
2018	116.5	50.1	318.6	—		202.1
2019	101.9	456.3	209.8	—		235.2
2020	165.9	90.1	590.5	—		243.9
2021	98.7	4.3	110.1	—		101.1
2022	16.0	633.7	47.9	—		173.0
2023	224.6	209.6	228.7	—		291.1
2024	178.2	6.9	5.8	900.0	(3)	1,040.2
2025	500.2	592.5	6.0	—		545.4
2026	387.2	7.5	170.2	—		429.7
Thereafter	31.9	42.1	595.5	55.0	(3)	172.8
Total	$1,888.9	$2,093.7	$2,353.8	$955.0		$3,536.9

Cash	$85.5	$554.8	$75.1	$168.0		393.6
Net Debt	$1,803.4	$1,538.9	$2,278.7	$787.0		$3,143.3
(1) Excludes $24.0 million of unamortized loan fees of and unamortized net premium of $0.6 million, as of March 31, 2017.
(2) Subsequent to 1Q-2017, the Company had satisfied $24.3 million of the Total KW Share of 2017 debt maturities through refinancings, sales, or pending contracts to sell.
(3) Represents principal balance of senior notes.

Weighted average interest rate (KW Share): 4.2%

Weighted average remaining maturity in years (KW Share): 6.7 years
Kennedy Wilson has exposure to fixed and floating rate debt through its corporate debt along with debt encumbering its consolidated properties and its joint venture investments. The table below details Kennedy Wilson's total consolidated and unconsolidated debt by interest rate type.

(Dollars in millions)	Fixed Rate Debt	Floating with Interest Rate Caps	Floating without Interest Rate Caps	Total Debt (1)	Total KW Share of Debt
Investment Level Debt (ex. KWE)	$2,614.3	$755.3	$873.1	$4,242.7	$2,086.7
KW Corporate Debt	955.0	—	—	955.0	955.0
KWE Debt	1,504.5	399.1	190.1	2,093.7	495.2
Total	$5,073.8	$1,154.4	$1,063.2	$7,291.4	$3,536.9
% of Total Debt	70%	16%	14%	100%
(1) Represents $3,982.6 million of consolidated investment level debt and $2,353.8 million of unconsolidated investment level debt. Approximately 99% of such investment level debt is non-recourse to the Company.

APPENDIX

Kennedy-Wilson Holdings, Inc.
Appendix

Reconciliation of Kennedy Wilson's Share Amounts
Consolidated
(Unaudited, Dollars in millions)

	Three Months Ended
	March 31,
	2017	2016
Interest expense - investment (Kennedy Wilson's Share)
Interest expense - investment	34.4	32.5
Interest expense (attributable to noncontrolling interests)	(15.0)	(16.6)
Kennedy Wilson's share of interest expense included in unconsolidated investments	5.5	6.1
Interest expense - investment (Kennedy Wilson's Share)	$24.9	$22.0

Interest expense - corporate (Kennedy Wilson's Share)
Interest expense - corporate	15.6	12.1
Early extinguishment of corporate debt	—	—
Interest expense - corporate (Kennedy Wilson's Share)	$15.6	$12.1

Depreciation and amortization (Kennedy Wilson's Share)
Depreciation and amortization	49.7	48.3
Depreciation and amortization (attributable to noncontrolling interests)	(22.8)	(25.8)
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	4.3	5.2
Depreciation and amortization (Kennedy Wilson's Share)	$31.2	$27.7

Provision for (benefit from) income taxes (Kennedy Wilson's Share)
Provision for (benefit from) income taxes	(4.1)	0.5
Provision for (benefit from) income taxes (attributable to noncontrolling interests)	(1.8)	(1.1)
Provision for (benefit from) income taxes (Kennedy Wilson's Share)	$(5.9)	$(0.6)

Kennedy-Wilson Holdings, Inc.
Appendix (continued)

Commercial Investment Detail
(Unaudited, Dollars in millions)

The following summarizes Kennedy Wilson's (including KWE) pro-rata share of NOI in its income-producing commercial portfolio by category and geography.

	Western U.S.	U.K.	Ireland	Italy	Spain	Total
Office	$24.8	$21.7	$9.9	$3.0	$—	$59.4
Retail	13.3	8.7	2.9	—	2.5	27.4
Industrial	—	3.4	—	—	—	3.4
Total Commercial	$38.1	$33.8	$12.8	$3.0	$2.5	$90.2